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                      ZIONS INSTITUTIONAL CAPITAL TRUST A

   OFFER TO EXCHANGE ITS 8.536% CAPITAL SECURITIES, SERIES A WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 FOR ANY AND ALL OF ITS OUTSTANDING
                      8.536% CAPITAL SECURITIES, SERIES A

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                       ON APRIL   , 1997 UNLESS EXTENDED.

To Brokers, Dealers, Commercial Banks,
 Trust Companies and Other Nominees:

    Zions Institutional Capital Trust A, a Delaware business trust (the "Issuer"), is offering, upon the terms and subject to the conditions set forth
in the Prospectus dated March   , 1997 (the "Prospectus") and the accompanying
Letter of Transmittal enclosed herewith (which together constitute the "Exchange Offer"), to exchange its 8.536% Capital Securities, Series A (the "New Capital Securities") for a like Liquidation Amount of its outstanding 8.536% Capital Securities, Series A (the "Old Capital Securities"). As set forth in the Prospectus, the terms of the New Capital Securities are identical in all material respects to the Old Capital Securities, except that the New Capital Securities have been registered under the Securities Act of 1933, as amended, and therefore will not be subject to certain restrictions on their transfer and will not contain certain provisions providing for an increase in the Distribution Rate (as defined in the Prospectus) thereon under the circumstances described in the Registration Rights Agreement (as defined in the Prospectus). Old Capital Securities may be tendered in whole or in part in a Liquidation Amount of not less than $250,000 or any integral multiple of $1,000 in excess thereof.

    THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "THE EXCHANGE OFFER--CONDITIONS TO THE EXCHANGE OFFER" IN THE PROSPECTUS.

    Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

        1.  the Prospectus, dated March   , 1997;

        2. the Letter of Transmittal for your use and for the information of your clients (facsimile copies of the Letter of Transmittal may be used to tender Old Capital Securities);

        3. a form of letter which may be sent to your clients for whose accounts you hold Old Capital Securities registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

        4.  a Notice of Guaranteed Delivery; and

        5. a return envelope addressed to Chemical Trust Company of California, the Exchange Agent.

    YOUR PROMPT ACTION IS REQUESTED, PLEASE NOTE THE EXCHANGE OFFER WILL EXPIRE
AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL   , 1997, UNLESS EXTENDED. PLEASE
FURNISH COPIES OF THE ENCLOSED MATERIALS TO THOSE OF YOUR CLIENTS FOR WHOM YOU HOLD OLD CAPITAL SECURITIES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE AS QUICKLY AS POSSIBLE.
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    In all cases, exchanges of Old Capital Securities accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (a) certificates representing such Old Capital Securities, or a book-entry confirmation (as defined in the Prospectus), as the case may be,
(b) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, or an Agent's Message (as defined in the Prospectus) and (c) any other required documents.

    Holders who wish to tender their Old Capital Securities and (i) whose Old Capital Securities are not immediately available or (ii) who cannot deliver their Old Capital Securities, the Letter of Transmittal or an Agent's Message and any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date must tender their Old Capital Securities according to the guaranteed delivery procedures set forth under the caption "The Exchange Offer--Procedures for Tendering Old Capital Securities--Guaranteed Delivery" in the Prospectus.

    The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Old Capital Securities residing in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

    Neither Zions First National Bank ("Zions") nor the Issuer will make any payments to brokers, dealers or other persons for soliciting acceptances of the Exchange Offer. Zions will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients. Zions will pay or cause to be paid any transfer taxes payable on the transfer of Old Capital Securities to it, except as otherwise provided in Instruction 11 of the Letter of Transmittal.

    Questions and requests for assistance with respect to the Exchange Offer or for copies of the Prospectus and Letter of Transmittal may be directed to the Exchange Agent at its address set forth in the Prospectus or at 1-212-658-0458.

                                          Very truly yours,
                                          ZIONS FIRST NATIONAL BANK

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE ISSUER, ZIONS, OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.